[KPMG LETTERHEAD]





                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Corvas International, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-45607 and 333-41784) on Forms S-8, as amended, and (Nos. 333-1762, 333-85915,
333-87339, 333-91365 and 333-47050) on Forms S-3, as amended, of Corvas
International, Inc. of our report dated February 9, 2001, relating to the balance sheets of Corvas International, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Corvas International, Inc. We also consent to the reference to our firm under the heading "Selected Financial Data" in the December 31, 2000 annual report on Form 10-K.


                                                       /S/ KPMG LLP




San Diego, California
March 28, 2001